             SENTINEL GROUP FUNDS, INC.
SENTINEL VARIABLE PRODUCTS TRUST

              Certificate of Secretary

I, KERRY A. JUNG, the duly elected Secretary of Sentinel Group Funds, Inc., a
Maryland corporation (the "Corporation"), DO HEREBY CERTIFY that, at a regular meeting that was duly noticed and held on June 7, 2007, the Board of Directors of the
Corporation unanimously adopted the Resolution set forth below, and that such
Resolution has not been rescinded or modified in any respect, remains in full force and effect on the date hereof, and is in conformity with the charter and bylaws of the
Corporation:

RESOLVED, that the purchase of a Joint Fidelity Bond in the aggregate amount of $15,000,000 covering the Corporation and the Sentinel Variable
Products Trust, be, and it hereby is, approved, and the appropriate officers of the
Corporation be and they hereby are authorized and directed to take such action as is deemed necessary to carry out this resolution including the execution and delivery of an Agreement pursuant to Regulation Section 270.17g -1(f) under the
Investment Company Act of 1940 and the payment of the annual premium for the coverage commencing on July 29, 2007.

As the duly elected Secretary of Sentinel Variable Products Trust, a Delaware
business trust, I DO FURTHER CERTIFY that at a regular meeting that was duly noticed and held on May 18, 2007, the Board of Trustees of the Trust unanimously adopted the
Resolution set forth below, and that such Resolution has not been rescinded or modified in any respect, remains in full force and effect on the date hereof, and is in conformity with the Declaration of Trust of the Trust:

RESOLVED, that the purchase of a Joint Fidelity Bond in the aggregate amount of $15,000,000 covering this Trust and Sentinel Group Funds, Inc. be, and it hereby is, approved, and the appropriate officers of the Trust be and they hereby are authorized and directed to take such action as is deemed necessary to carry out this resolution including the execution and delivery of an Agreement pursuant to Regulation Section 270.17g -1(f) under the Investment Company Act of 1940 and the payment of the annual premium for the coverage commencing on
July 29, 2007.

IN WITNESS WHEREOF, the undersigned has made the foregoing certification on this 18th day of January, 2008.

________/s/ Kerry A. Jung_______
Kerry A. Jung
Secretary